Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated September 28, 2021 relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2021 included in this Form 10-K, into the Company’s previously filed Registration Statement Nos. 333-110946, 333-128628, 333-177330, 333-203524, 333-233650 and 333-256746 on Form S-8.

/s/ Stowe & Degon LLC

September 28, 2021

Westborough, Massachusetts